[MID CONTINENT BANCSHARES, INC. LETTERHEAD]












December 20, 1996

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of Mid Continent Bancshares, Inc., I cordially invite you to attend the Annual Meeting of Stockholders (the "Meeting") to be held at the El Dorado Country Club, 1100 Country Club Lane, El Dorado, Kansas, on January 23, 1997, at 2:00 p.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, I will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting. YOUR VOTE IS VERY IMPORTANT.

                                          Sincerely,


                                          /s/ Richard T. Pottorff
                                          Richard T. Pottorff
                                          Chairman of the Board, President,
                                          and Chief Executive Officer
                                          Mid Continent Bancshares, Inc.

                        MID CONTINENT BANCSHARES, INC.
                               124 WEST CENTRAL
                           EL DORADO, KANSAS  67042
                                (316) 321-2700

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 23, 1997

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Mid Continent Bancshares, Inc. ("the Company"), will be held at the El Dorado Country Club, 1100 Country Club Lane, El Dorado, Kansas, on January 23, 1997, at 2:00 p.m.

      A proxy card and a proxy statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon the following matters:

      1.  The election of three directors of the Company; and

      2. The ratification of the appointment of Deloitte & Touche LLP as independent auditors of Mid Continent Bancshares, Inc. for the fiscal year ending September 30, 1997.

The transaction of such other matters as may properly come before the Meeting or any adjournments thereof may also be acted upon. The Board of Directors is not aware of any other business to come before the Meeting. Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on December 5, 1996 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

EACH  STOCKHOLDER,  WHETHER  OR NOT HE OR SHE PLANS TO ATTEND  THE  MEETING,  IS
REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE MEETING.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Cheryl A. Wilkerson
                                    Cheryl A. Wilkerson
                                    Secretary

El Dorado, Kansas
December 20, 1996

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                                      OF
                        MID CONTINENT BANCSHARES, INC.
                               124 WEST CENTRAL
                            EL DORADO KANSAS  67042


                        ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 23, 1997


                                    GENERAL

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mid Continent Bancshares, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at the El Dorado Country Club, 1100 Country Club Lane, El Dorado, Kansas, on January 23, 1997, 2:00 p.m. local time. The accompanying Notice of Meeting and this Proxy Statement are being first mailed to stockholders on or about December 20, 1996. The Company holds all of the outstanding stock of Mid-Continent Federal Savings Bank (the "Savings Bank").

      At the Meeting, stockholders will consider and vote upon (i) the election of three directors, and (ii) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending September 30, 1997. The Board of Directors of the Company (the "Board" or the "Board of Directors") knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournment thereof.


                      VOTING AND REVOCABILITY OF PROXIES

      Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the nominees for directors set forth below and "FOR" the other listed proposal. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Stockholders of record as of the close of business on December 5, 1996 (the "Record Date"), are entitled to one vote for each share of common stock of the Company ("Common Stock") then held. As of the Record Date, the Company had 2,016,750 shares of Common Stock issued and outstanding.

      The articles of incorporation of the Company ("Articles of Incorporation") provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as defined in the Articles of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

      The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Under Kansas law and the Company's Bylaws, directors are elected by a plurality of votes cast, without respect to either (i) Broker Non-Votes (shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter) or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the ratification of independent auditors as set forth in Proposal II by checking the appropriate box, a stockholder may: vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" with respect to the item. Under the Company's Articles of Incorporation and Bylaws, unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) Broker Non-Votes, or (b) proxies marked "ABSTAIN" as to that matter.

      Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups in excess of 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Management knows of no person other than those set forth below who owns more than 5% of the outstanding shares of Common Stock at the Record Date.



                                                                             Percent of Shares of
                                                     Amount and Nature of         Common Stock
Name and Address of Beneficial Owner                 Beneficial Ownership         Outstanding
------------------------------------                 --------------------    --------------------

Mid-Continent Federal Savings Bank
Employee Stock Ownership Plan Trust ("ESOP")
124 West Central
El Dorado, Kansas (1)                                     135,266                       6.7%

Wellington Management Company
75 State Street
Boston, Massachusetts (2)                                 231,400                      11.5%

First Financial Fund, Inc.
One Seaport Plaza - 25th Floor
New York, NY 10292 (3)                                    181,000                       9.0%

All Directors and Executive Officers as a Group
(8 persons)(4)                                            288,985                      13.7%



----------------------------------
(1) The ESOP purchased such shares for the exclusive benefit of plan employee participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting directors is received will be voted by the ESOP Trustee as directed by the ESOP Committee. As of the Record Date, 19,666 shares have been allocated under the ESOP to participant accounts.
(2) Based on a Schedule 13G dated February 1996. Amount shown may include some or all of the shares of Common Stock held by First Financial Fund, Inc.
(3)   Based on a Schedule 13G dated February 1996.
(4) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes options that may be exercised within 60 days of the Record Date to purchase 82,325 shares of Common Stock held by executive officers and directors granted under the Mid Continent Bancshares, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan"). Includes 39,102 shares of Common Stock held by the Mid-Continent Federal Savings Bank Management Stock Bonus Plan (the "Management Stock Bonus Plan") over which shares individuals in the named group exercise shared voting and investment power. Excludes 131,671 shares (135,266 shares minus 3,595 shares allocated to executive officers) held by the ESOP over which certain directors, as trustees to the ESOP, exercise shared voting and investment power. Such individuals disclaim beneficial ownership with respect to such shares held by the ESOP.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4, and 5, with the Securities and Exchange Commission and to provide copies of those Forms 3, 4, and 5 to the Company. The Company is not aware of any beneficial owner, as defined under Section 16(a), of more than ten percent of the Common Stock.

      Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during the fiscal year ended September 30, 1996.


                                    PROPOSAL I - ELECTION OF DIRECTORS

      The Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of six members. Three directors will be elected at the Meeting, two to serve for a three-year term, and one to serve for a one-year term, as noted below, or until his successor has been elected and qualified.

      Should the number of directors of the Company be reduced, the directorship(s) eliminated shall be allocated among classes appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      Richard T. Pottorff, Kenneth B. Dellett, and Ron J. McGraw have been nominated by the Board of Directors to serve as directors. Messrs. Pottorff, Dellett, and McGraw are currently members of the Board. It is intended that the persons named in the proxies solicited by the Board will vote for the election of the named nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why a nominee might be unavailable to serve.

      The following table sets forth the nominees and the directors continuing in office, their name, age, the year they first became a director of the Company or the Savings Bank, the expiration date of their current term as a director, and the number and percentage of shares of the Common Stock beneficially owned. Each director of the Company is also a member of the Board of Directors of the Savings Bank.


                                                              Shares of
                               Year First     Current       Common Stock
                               Elected or     Term to    Beneficially Owned    Percent
Name                Age(1)    Appointed(2)    Expire          (3)(4)(5)        of Class
----                ------    ------------    -------        -----------       --------

                                BOARD NOMINEES FOR TERM TO EXPIRE IN 2000

Richard T. Pottorff   62          1978         1997           69,495(6)            3.4%

Kenneth B. Dellett    66          1975         1997           33,737(7)            1.7%

                                               BOARD NOMINEE FOR TERM TO EXPIRE IN 1998

Ron J. McGraw         57          1981         1997           43,545(7)            2.2%





                                      DIRECTORS CONTINUING IN OFFICE

Thomas C. Hand        66          1986         1999           32,737(7)            1.6%

Donald Adlesperger    67          1994         1999           21,000               1.0%

Larry R. Goddard      50          1994         1998           46,799(8)            2.3%


------------------------------
(1)   At September 30, 1996.
(2) Refers to the year the individual first became a director of the Company or the Savings Bank. All directors of the Savings Bank during January 1994 became directors of the Company when it was incorporated in January 1994.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated.
(4)   Beneficial ownership as of the Record Date.
(5) Excludes shares of Common Stock held by the Management Stock Bonus Plan over which Directors Dellett, Hand and McGraw exercise shared voting and dispositive power solely by reason of serving as a trustee.
(6) Includes 25,262 shares of Common Stock that may be acquired through the exercise of stock options which are currently exercisable or become exercisable within 60 days of the Record Date.
(7) Excludes 135,266 shares of Common Stock held under the ESOP for which such individual serves as a member of the ESOP Committee or as an ESOP Trustee. Excludes 36,405 shares of Common Stock held by the Management Stock Bonus Plan (39,102 shares minus 2,697 shares that have been granted to but remain unvested for the individual) for which such individual serves as a trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. Includes 11,241 shares of Common Stock that may be acquired through the exercise of stock options which are currently exerciseable or become exerciseable within 60 days of the Record Date.
(8) Includes 16,270 shares of Common stock that may be acquired through the exercise of stock options which are currently exercisable or become exercisable within 60 days of the Record Date.

      The principal occupation for the last five years of each director and each nominee for director of the Company is set forth below.

     Richard T. Pottorff has served as a Director and Officer of the Savings Bank since 1978 and of the Company since its incorporation in January 1994. Mr. Pottorff is also a past Director of the FHLB of Topeka and has served as a member of the El Dorado Chamber of Commerce, the Wichita Association of Real Estate Brokers and the Wichita Homebuilders Association. In addition, Mr. Pottorff is the Chairman of the Federal and State Affairs Committee of the Heartland Community Bankers Association. Mr. Pottorff is also a past Chairman of the Heartland Community Bankers Association.

     Kenneth B. Dellett has been a Director of the Savings Bank since 1975 and of the Company since its incorporation in January 1994. Dr. Dellett is retired from being self employed as a physician. He is a past member of the El Dorado Chamber of Commerce. Dr. Dellett is also a member of the University of Kansas Medical Alumni Association and the Kansas City Society of Ophthalmology and Otolaryngology.

     Ron J. McGraw has been a Director of the Savings Bank since 1981 and of the Company since its incorporation in January 1994. Mr. McGraw is also President, Chairman of the Board and a majority owner of Sunflower Roofing, Inc., a roofing contractor. Mr. McGraw was a Board member of the Susan B. Allen Memorial Hospital for 15 years and a Member of the El Dorado Chamber of Commerce.

     Thomas C. Hand has served as a Director of the Savings Bank since 1986 and of the Company since its incorporation in January 1994. Mr. Hand is the President, Chief Executive Officer and majority owner of OTASCO of El Dorado, Inc., a real estate company doing business as Hand Realty Company. He is the past President of the Board of Directors of the Susan B. Allen Hospital and is currently the Secretary/Treasurer of the El Dorado Area Hospital Services Foundation.

     Donald Adlesperger has served as a Director of the Savings Bank and the Company since 1994. Mr. Adlesperger is President of Triple A Builders Supply, which includes stores in El Dorado, Augusta, and Newton, and also the Big A Supply Wholesale Electric Store in El Dorado. Mr. Adlesperger is a Past Commissioner for the City of El Dorado.

     Larry R. Goddard has been with the Savings Bank since 1978 and has served as a Director of the Savings Bank and the Company since 1994. Mr. Goddard is a past President of the Mid-West Savings Conference and has served as Chairman of the Real Estate Mortgage Committee of the Heartland Community Bankers Association. He is also a member of the Lions Club, a member of the Partners in Education, a director of El Dorado, Inc., and a member of the Community Action for Retail & Revitalization Board.

Meetings and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Savings Bank. During the fiscal year ended September 30, 1996, the Board of Directors held 12 regular meetings and one special meeting. No director attended fewer than 75% of the total meetings of the Board of Directors of the Savings Bank or the Company and committees during the time such director served during the fiscal year ended September 30, 1996.

      The Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors in accordance with the Company's Bylaws. This is not a standing committee. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of each of its market areas. A stockholder recommending a nominee must provide written notice delivered to, or mailed and received at, the Secretary of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. The notice must set forth certain information, including but not limited to name, age, business, and residence address and ownership interest of both the stockholder and the nominee, as set forth more fully in Article 7.F of the Articles of Incorporation. During fiscal year 1996, the Board of Directors met one time as the Nominating Committee.

     The Audit Committee is comprised of Directors Dellett, McGraw, Hand and Adlesperger. The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee, a standing committee, met four times in fiscal year 1996.

Directors' Compensation

      Each member of the Board of Directors of the Savings Bank currently is paid a fee of $900 per month plus $200 for each meeting attended, except that President Richard T. Pottorff and Executive Vice President Larry Goddard receive only the $900 Director's fee. Each non-employee member of the Company's Board of Directors receives a Director's fee of $100 per quarter. The Savings Bank paid a total of $74,400 and the Company paid a total of $1,600 in director's fees for the fiscal year ended September 30, 1996.

      Outside Director Consultation and Retirement Plan. The Savings Bank's Board adopted a consultation and retirement plan (the "Consultation Plan") to provide retirement benefits to directors of the Savings Bank who are not officers or employees ("Outside Directors"), which became effective on January 1, 1995. The Outside Directors have provided expertise in enabling the Savings Bank to experience successful growth and profitability. The Consultation Plan will help to insure that the Savings Bank has the continued services of these persons as directors to assist in the conduct of the Savings Bank's business affairs in the future. Any director who has served as an Outside Director for at least ten years as of January 1, 1994, is a participant in the Consultation Plan. Within 30 days of a participant's termination as a director with the Savings Bank upon attainment of the mandatory retirement age 75, any participant who has agreed to provide consulting services to the Savings Bank thereafter shall be designated as a consulting director. A consulting director will be paid a $300 monthly stipend under the Consultation Plan for a period of 120 months. If the consulting director shall not survive to receive all 120 payments, such payments shall nevertheless be made to the surviving spouse, if applicable, or secondarily to the participant's estate. At the expiration of the period for which the participant is entitled to benefits, his status as a consulting director shall cease. In the event of the death, disability, or retirement on or after age 65 of a director having completed at least 10 years of service or in the event of a change of control of the Savings Bank or the Company whereby a director shall no longer remain a director of the Savings Bank or the successor entity, then benefits payable shall commence as if such director shall have actually attained age 75. The Consultation Plan is unfunded. All benefits payable under the plan will be paid by the Savings Bank from current assets. There are no tax consequences to either the director or the Savings Bank prior to payment of benefits. Upon receipt of payment of benefits, the director will recognize taxable ordinary income in the amount of such payment received and the Savings Bank will be entitled to recognize a tax-deductible compensation expense.

      Stock Awards. On January 27, 1995, the stockholders of the Company approved the Mid Continent Bancshares, Inc. 1994 Stock Option Plan ("1994 Stock Option Plan") and the Mid-Continent Federal Savings Bank Management Stock Bonus Plan ("Management Stock Bonus Plan"). Pursuant to the terms of the 1994 Stock Option Plan, each non-employee director received (as of the date of stockholder approval) options to purchase 11,241 shares of Common Stock. Under the Management Stock Bonus Plan, each non-employee director (as of the date of stockholder approval these directors were Directors Dellett, Hand, and McGraw) received 4,496 shares of restricted stock. Options granted to these non-employee directors became exercisable on the grant date. Restricted stock granted to these non-employee directors vested 20% on June 27, 1995 and an additional 20% annually thereafter.

Executive Compensation

      Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Company for the fiscal years provided below. The Company has no full-time employees, relying upon employees of the Savings Bank for the limited services required by the Company. All compensation shown in the following table was paid by the Savings Bank.


                                                                         Long Term Compensation
                                            Annual Compensation                  Awards
                                  -------------------------------------  -----------------------
                                                                                      Securities
                                                                         Restricted   Underlying
Name and                                                Other Annual        Stock      Options/     All Other
Principal Position     Year       Salary      Bonus    Compensation(1)   Awards($)(2)   SARs(#)   Compensation(4)
------------------     ----     ---------    -------   ---------------   ------------ ----------  ---------------


Richard T. Pottorff    1996     $ 114,500    $33,911      $13,885        $     --          --        $21,905
President and Chief    1995     $ 114,500    $ 5,250      $ 2,581        $192,312(3)   37,895        $11,090
Executive Officer      1994     $ 114,500    $55,024      $ 2,692        $     --          --        $ 1,691


Larry R. Goddard       1996     $  86,000    $24,889      $12,911        $     --          --        $17,395
Chief Operating        1995     $  86,000    $ 3,321      $ 2,519        $147,933(3)   24,405        $ 8,155
Officer and Chief      1994     $  82,800    $39,320      $ 2,301        $     --          --        $ 1,245
Financial Officer

Harold G. Siemens      1996     $  84,400    $16,504       $3,000        $     --          --        $14,860
Senior Vice            1995     $  82,000    $ 2,526       $3,000        $ 72,803(3)   10,606        $ 7,533
President-Lending      1994     $  78,800    $31,045       $3,120        $     --          --        $ 1,081


------------------------
(1) Includes the value of certain other benefits, such as travel expenses, automobile allowances, and club membership fees. For fiscal year 1996, for each of Messrs. Pottorff and Goddard, includes $10,800 in director's fees.
(2) On September 30, 1996, Mr. Pottorff had 9,836 shares, Mr. Goddard had 7,554 shares, and Mr. Siemens had 3,718 shares, of restricted stock in the aggregate which had a total value of $186,884, $143,526, and $70,642, respectively (calculated by multiplying the aggregate number of restricted stock by the Common Stock's closing market price as of the last day of the 1996 fiscal year). Dividends are paid on the restricted stock awarded.
(3) Calculated by multiplying the number of shares of restricted stock by the closing price of $11.75 on January 27, 1995, the date of grant.
(4) For Mr. Pottorff, for fiscal year 1994, consists of the Savings Bank's contribution to its 401(k) Savings Plan of $1,691; for fiscal year 1995, consists of an allocation of 485.67 shares of Common Stock under the ESOP valued at $5,342 (based upon the Common Stock's closing price of $11.00 on December 30, 1994), the Savings Bank payment to the pension plan of $4,365, and the dollar value of insurance premiums paid by the Savings Bank of $1,383; and for fiscal year 1996, consists of an allocation of 904.33 shares of Common Stock under the ESOP valued at $16,730 (based upon the Common Stock's closing price of $18.50 on December 29, 1995), the Savings Bank payment to the pension plan of $3,792, and the dollar value of insurance premiums paid by the Savings Bank of $1,383. For Mr. Goddard, for fiscal year 1994, consists of the Savings Bank's contribution to its 401(k) Savings Plan of $1,245; for fiscal year 1995, consists of an allocation of
     398.06 shares of Common Stock under the ESOP valued at $4,379 (based upon the Common Stock's closing price of $11.00 on December 30, 1994), the Savings Bank payment (footnotes continued on following page)

      (footnotes continued from prior page)

      to the pension plan of $3,566, and the dollar value of insurance premiums paid by the Savings Bank of $210; and for fiscal year 1996, consists of an allocation of 785.04 shares of Common Stock under the ESOP valued at $14,523 (based upon the Common Stock's closing price of $18.50 on December 29, 1995), the Savings Bank payment to the pension plan of $2,597, and the dollar value of insurance premiums paid by the Savings Bank of $275. For Mr. Siemens, for fiscal year 1994, consists of the Savings Bank's contribution to its 401(k) Savings Plan of $1,081; for fiscal year 1995, consists of an allocation of 369.51 shares of Common Stock under the ESOP valued at $4,065 (based upon the Common Stock's closing price of $11.00 on December 30, 1994), the Savings Bank payment to the pension plan of $3,306, and the dollar value of insurance premiums paid by the Savings Bank of $162; and for fiscal year 1996, consists of an allocation of
      652.11 shares of Common Stock under the ESOP valued at $12,064 (based upon the Common Stock's closing price of $18.50 on December 29, 1995), the Savings Bank payment to the pension plan of $2,542, and the dollar value of insurance premiums paid by the Savings Bank of $254.

      Employment Agreements. The Savings Bank has entered into an employment agreement with Richard T. Pottorff, President and Chief Executive Officer. The employment agreement is for a term of three years and has a base salary of $114,500. The employment agreement is terminable by the Savings Bank for just cause. Just cause is defined in the agreement as termination by reason of personal dishonesty; incompetence; willful misconduct; breach of a fiduciary duty involving personal profit; intentional failure to perform stated duties; willful violation of any law, rule, regulation (other than traffic violations or similar offenses); entering into a final cease-and-desist order; or material breach of any provision of the agreement. If the agreement is terminated for just cause, Mr. Pottorff only receives his salary up to the date of termination. If the Savings Bank terminates the agreement without just cause, Mr. Pottorff is entitled to a continuation of salary from the date of termination through the remaining term of the agreement.

      The agreement provides that in the event of involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Savings Bank not approved by two-thirds of the Board of Directors, Mr. Pottorff will be paid a lump sum equal to 2.99 times his average taxable compensation paid during the five years prior to the change in control. If a lump sum payment had been made as of September 30, 1996, Mr. Pottorff would have received a payment of up to $484,100. The payment would be an expense to the Savings Bank, reducing net income and the Savings Bank's capital by that amount. The employment agreement can be renewed at the end of the 36 month term if the Board of Directors determines that Mr. Pottorff has met the Board's requirements and standards.

      The Savings Bank has entered into a nearly identical  agreement with Larry
R. Goddard that provides for a base salary of $86,000 and, if a lump sum had been paid as of September 30, 1996 due to a change in control, Mr. Goddard would have received a payment of up to $354,500.

      1994 Stock Option Plan. The purpose of the 1994 Stock Option Plan is to provide additional incentive to certain officers, directors, and key employees by facilitating their purchase of a stock interest in the Company. The 1994 Stock Option Plan became effective on January 27, 1995 and provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the terms of the 1994 Stock Option Plan.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                     OPTION/SAR VALUES
---------------------------------------------------------------------------------------------------------
                                                Number of Securities
                                                Underlying Unexercised         Value of Unexercised
                       Shares                       Options/SARs               in-the-Money Options/SARs
                    Acquired on      Value       at Fiscal Year-End            at Fiscal Year-End (1)
                      Exercise      Realized             (#)                            ($)
       Name             (#)           ($)       Exercisable/Unexercisale      Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------
Richard T. Pottorff      0             $0          12,631 / 25,264               $91,575 / $183,164
Larry R. Goddard         0             $0           8,135 / 16,270               $59,979 / $117,958
Harold G. Siemens        0             $0           3,535 /  7,071               $25,629 / $ 51,265


-------------------------------
(1) Based upon the difference between an exercise price of $11.75 and the closing price of the Common Stock on September 30, 1996 of $19.00.

      Pension Plan. The Savings Bank sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). All full-time employees of the Savings Bank are eligible to participate after working 1,000 hours during one year of service and attainment of age 21. A qualifying employee becomes fully vested in the Pension Plan upon completion of five years of service. The Pension Plan is intended to comply with ERISA.

     The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). The monthly benefits payable under the Pension Plan are equal to, for all plan years after 1976, 2.35% of the first $833 of monthly compensation during the plan year plus 2.95% of that portion of monthly compensation during the plan year that exceeds $833. A participant may elect an early retirement at age 60 with 10 years of service, and may elect to receive a reduced monthly benefit. Benefits are paid for a period of up to 180 months following retirement. The Pension Plan also provides for payments in the event of disability or death. The estimated annual benefits payable upon the retirement of Mr. Pottorff (at normal retirement age) is $61,237. Benefits are payable in the form of various annuity alternatives, including a joint and survivor option, or in a lump-sum amount. Benefits under the Pension Plan are not subject to offset for Social Security benefits.

Compensation Committee Interlocks and Insider Participation

     For the fiscal year ended September 30, 1996, the Compensation Committee consisted of Messrs. Pottorff, Dellett, McGraw, Hand, and Adlesperger. The Compensation Committee, a standing committee, meets annually and reviews performance, industry salary surveys and the recommendations of management concerning compensation prior to the time such matters are considered by the Board of Directors. Mr. Richard T. Pottorff is the Chairman of the Board,
President and Chief Executive Officer of the Savings Bank and Company. Mr. Pottorff does not participate in Compensation Committee matters involving his compensation.

Report of the Compensation Committee on Executive Compensation

     The executive officers of the Company and the Savings Bank consist of Mr. Richard T. Pottorff (President, Chief Executive Officer), Larry R. Goddard (Executive Vice President, Chief Operating Officer and Chief Financial Officer), and Harold G. Siemens (Senior Vice President).

      The Compensation Committee meets annually to review compensation paid to executive officers and to determine the compensation levels for all employees. The Compensation Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Company's market area, including institutions with total assets of between $100 million and $300 million. Although the Compensation Committee does not specifically set compensation levels for executive officers based on whether particular financial goals have been achieved by the Company the Compensation Committee does consider the overall profitability of the Company when making these decisions. With respect to each particular employee, his or her particular contributions to the Company over the past year are also evaluated.

      During the fiscal year ended September 30, 1996, Richard T. Pottorff, President and Chief Executive Officer, received an increase in salary from $114,500 to $116,900. The Compensation Committee considers the annual compensation paid to chief executive officers of financial institutions in the State of Kansas and surrounding states with assets of between $100 million and $300 million and the individual job performance of such individual in consideration of its specific salary decision with respect to compensation to be paid to the President in the future.

      Compensation Committee for the fiscal year ended September 30, 1996:

            Richard T. Pottorff
            Kenneth B. Dellett
            Ron J. McGraw
            Thomas C. Hand
            Donald Adlesperger

Stock Performance Graph

      Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the total return index for domestic companies listed on the Nasdaq Stock Market and (b) the total return index for banks listed on the Nasdaq Stock Market. These total return indices of the Nasdaq Stock Market are computed by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of June 27, 1994 (the date of initial issuance of the Common Stock) and the reinvestment of dividends when paid. In the stock performance graph below, the periods compared were June 27, 1994 and the Company's fiscal year ends of September 30, 1994, 1995, and 1996.

      There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph below. The Company neither makes nor endorses any predictions as to stock performance.

[GRAPHIC OMITTED-PLOTTING POINTS BELOW]

============================================================================
                                 6/27/94     9/30/94    9/30/95     9/30/96
----------------------------------------------------------------------------
CRSP Nasdaq U.S. Index           $100.00     $110.26    $152.47     $180.72
----------------------------------------------------------------------------
CRSP Nasdaq Bank Index           $100.00     $102.12    $128.76     $164.60
----------------------------------------------------------------------------
Mid Continent Bancshares, Inc.   $100.00     $115.00    $189.86     $198.78
============================================================================

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Savings Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Savings Bank's other customers, and do not involve more than the normal risk of collectibility, nor present other unfavorable features. All loans by the Savings Bank to its directors and executive officers are subject to Office of Thrift Supervision ("OTS") regulations restricting loans and other transactions with affiliated persons of the Savings Bank.


            PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

      Deloitte & Touche LLP was the Company's independent public accountant for the 1996 fiscal year. The Board of Directors has approved the selection of Deloitte & Touche LLP as its auditors for the 1997 fiscal year, subject to ratification by the Company's stockholders. Representatives of Deloitte & Touche LLP will not be present at the Meeting to respond to stockholders' questions, and as a result will not have an opportunity to make a statement at the Meeting.

      Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for the 1997 fiscal year.


                                  OTHER MATTERS

      The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.


                                  MISCELLANEOUS

      The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

      The Company's 1996 Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on December 5, 1996. Any stockholder who has not received a copy of the Company's 1996 Annual Report may obtain a copy by writing to the Secretary of the Company. The Company's 1996 Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 124 West Central, El Dorado, Kansas 67042, no later than August 22, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.


                                    FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, MID CONTINENT BANCSHARES, INC., 124 WEST CENTRAL, EL DORADO, KANSAS 67042.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Cheryl A. Wilkerson
                                    Cheryl A. Wilkerson
                                    Secretary
El Dorado, Kansas
December 20, 1996

                        MID CONTINENT BANCSHARES, INC.
                               124 WEST CENTRAL
                           EL DORADO, KANSAS  67042
                                (316) 321-2700

                        ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 23, 1997

     The undersigned hereby appoints the Board of Directors of Mid Continent Bancshares, Inc. (the "Company") or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the El Dorado Country Club, 1100 Country Club Lane, El Dorado, Kansas, on January 23, 1997, at 2:00 p.m. and at any and all adjournments thereof, in the following manner:

                                                            FOR      WITHHELD

1.     The election as director of all nominees
       listed below, each for a term expiring in
       in year stated (except as marked to the contrary):   |_|        |_|

       Richard T. Pottorff (2000)
       Kenneth B. Dellett (2000)
       Ron J. McGraw (1998)

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided below.



                                                      FOR     AGAINST   ABSTAIN
2.     The ratification of Deloitte & Touche LLP
       as independent auditors of Mid Continent
       Bancshares, Inc. for the fiscal year ending    |_|       |_|       |_|
       September 30, 1997.

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

      The Board of Directors recommends a vote "FOR" all of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

      Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying the Secretary of the Corporation of his or her decision to terminate this proxy.

      The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated December 20, 1996.


                                          Please check here if you
Dated:            , 199             |_|   plan to attend the Meeting.
      ------------     -----



_____________________________              ____________________________
PRINT NAME OF STOCKHOLDER                  PRINT NAME OF STOCKHOLDER


_____________________________              ____________________________
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         Mid-Continent Bancshares, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X]       No fee required
  [ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1) Title of each class of securities to which transaction applies:


      (2) Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4) Proposed maximum aggregate value of transaction:


      (5)  Total fee paid:


  [ ]   Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:


      (2) Form, Schedule or Registration Statement No.:


      (3) Filing Party:


      (4) Date Filed: